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                                                                        Ex 10.16

                               FIRST AMENDMENT TO
             LOAN AND SECURITY AGREEMENT AND STOCK PURCHASE WARRANT

      THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND STOCK PURCHASE WARRANT dated as of April 7, 1999 (the "Amendment") by HEALTHGATE DATA CORP., a Delaware corporation ("Borrower"), and PETRA CAPITAL, LLC, a Georgia limited liability company ("Lender").

                              W I T N E S S E T H:

      WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement, dated as of March 26, 1998 (as heretofore amended or modified, the "Loan Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement), pursuant to which Borrower has borrowed and Lender has made a loan in the amount of Two Million and No/100 Dollars ($2,000,000.00), upon the terms and conditions set forth in the Loan Agreement;

      WHEREAS, Borrower and Lender are parties to that certain Stock Purchase Warrant, dated as of March 26, 1999 (as heretofore amended or modified, the "Stock Warrant"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Warrant);

      WHEREAS, the Lender and the Borrower, at the request of Borrower, desire to amend certain terms of the Loan Agreement and the Stock Warrant in connection with the proposed issuance of the Series E Redeemable Preferred Stock;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereto, intending to be legally bound, hereby agree to amend the Loan Agreement as follows:

1. Section 1.5 of the Loan Agreement is hereby amended by replacing said Section with the following:

            1.5 Subordination. The obligations evidenced by the Note shall be subordinate to Senior Debt (as defined herein). For purposes of this agreement, "Senior Debt" shall mean the principal of and interest on any Debt incurred under one or more credit or loan agreements by and between the Borrower and one or more lenders designated by the Borrower as a "Senior Lender" by written notice to Lender (collectively, the "Senior Lender"), together with all replacements, renewals, extensions, refinancings and refundings thereof; provided, that at any time the outstanding principal amount of all Debt shall not exceed an amount equal to the greater of (i) the amount of the Borrower's stockholders' equity (as such term is defined in accordance with GAAP) in existence at such time or (ii) $3,160,000; provided, that Senior Debt shall not bear interest at a rate that exceeds the Prime Rate plus three percent (3%); and provided further, that no Debt shall constitute Senior Debt to the extent such Debt is incurred in violation of the terms of this Agreement. For purposes of determining whether any Debt is incurred in violation of the terms of this Agreement, Senior Lender may, in the absence of actual knowledge otherwise, conclusively rely upon the certificate of the Borrower to that effect. For purposes of this Agreement, "Debt" of any person means, without duplication, (a) all obligations of such person for borrowed money and all obligations of such person evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such person, (c) all capitalized lease obligations of such person (to the extent required by GAAP to be included on the balance sheet of such person) and (d) all obligations of such person (contingent or otherwise) to guarantee, purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Debt of another person. For purposes of this Agreement, "Prime Rate" means the rate which First Union National Bank, or its successors, publicly announces from time to tine to be its prime lending rate, as in effect from time to time.

2. Section 4.4 of the Loan Agreement is hereby amended by replacing said Section with the following:

            4.4 Limitations on Debt and Obligations. Subject to the limitations set forth in Section 1.5, Borrower shall not incur, assume or otherwise suffer to exist any Debt except (i) Debt reflected on Borrower's balance sheet dated as of December 31, 1997 and delivered to Lender in connection with the making of the Loan, (ii) "Senior Debt" as such term is defined in the Intercreditor Agreement, (iii) Debt incurred pursuant to this Agreement and evidenced by the Note, and (iv) capitalized lease liabilities in an aggregate amount outstanding not to exceed $1,000,000; provided, however, that notwithstanding the foregoing, the Borrower may incur, assume or otherwise suffer to exist any other Debt provided that at any time the outstanding principal amount of all Debt shall not exceed the greater of (i) the amount of the Borrower's stockholders' equity in existence at such time or (ii) $3,160,000.

3. Section 6.1(j) of the Loan Agreement is hereby amended by replacing said Section with the following:

            (j) a Change of Control shall have occurred. For purposes of this Loan Agreement, the term "Change of Control" shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the commission thereunder (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 1 3d-3 promulgated under the Exchange Act), in one transaction


                                       -2-
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      or a series of related transactions, of securities which result in such individual, entity or group having beneficial ownership of 35% or more of the Common Stock; (ii) a sale of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole; (iii) a merger or consolidation of the Borrower with any Person, if as a result of such merger or consolidation the stockholders of the Borrower immediately prior to such transaction do not own at least a majority of the voting power in the election of directors of the surviving company or its parent entity; or (iv) any stockholder of the Borrower who owned more than 5% of the outstanding shares of Common Stock on a fully diluted basis as of April 5, 1999 shall have sold or otherwise disposed (except for any assignment, transfer or other disposition (x) by an individual stockholder to such stockholder's spouse, child, parent, siblings and descendants, whether natural or adopted (collectively, "Relatives") or to or among a trust of which there are no principal beneficiaries other than one or more Relatives of such stockholder, and (y) by any stockholder to any of its Affiliates (as such term is defined in Rule 126-2 of the General Rules and Regulations under the Exchange Act) or partners) of more than 25% of such shares (as adjusted for stock splits, stock dividends, recapitalizations and similar transactions) in the aggregate in one or more transactions; or

4. Section 4(c) of the Stock Warrant is hereby amended by replacing said Section with the following:

            (c) The Company covenants and agrees that it will not issue any Option Securities or Convertible Securities (as such terms are defined in Section 5(c)) to any officer, director or holder of Common Stock, Option Securities or Convertible Securities; provided, however, that the Company may issue such Option Securities and Convertible Securities pursuant to which the maximum number of shares of Common Stock issuable do not exceed an additional 10% of the outstanding shares of Common Stock calculated on a Fully Diluted Basis as of March 26, 1998; provided, further, however, that the Company may issue Option Securities or Convertible Securities to GE Capital Equity Investments, Inc. ("GE Equity") and Blackwell Science Ltd. ("Blackwell") pursuant to the terms of the HealthGate Data Corn. Series E Redeemable Convertible Preferred Stock Purchase Agreement dated on or about April 5, 1999 (the "Series F Purchase Agreement"). This
      Section 4(c) of this Warrant shall terminate upon the closing of an IPO (as defined herein).

5. Section 10 of the Stock Warrant is hereby amended by replacing said Section with the following:

            (10) Registration.

                  (a) The Company and the Holder shall enter into a Registration
            Agreement, dated as of March 26, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Registration Agreement") substantially similar to the registration agreement between the


                                       -3-
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            Company and the holders of the Company's preferred stock (other than the holders of the Series E Redeemable Preferred Stock).

                  (b) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holder(s) pursuant to this Warrant without the prior written consent of the Holder(s) (other than those registration rights granted to the holders of the Series E Redeemable Preferred Stock pursuant to a Registration Agreement dated on or about April 7, 1999).

6. Lender hereby consents to the issuance of the Series E Redeemable Convertible Preferred Stock and the granting by the Company to GE Equity and Blackwell of registration rights which have a priority greater than those granted to Lender pursuant to the terms of the Stock Warrant.

7. Lender hereby waives any and all defaults that arise under the Loan Documents as of the date hereof as a result of the issuance by the Borrower of the Series E Redeemable Preferred Stock and related transactions described in the Series E Purchase Agreement, and hereby agrees that the issuance of the Series E Redeemable Preferred Stock does not result in any adjustment to the exercise price pursuant to Section 5 of the Stock Warrant; provided, however, that notwithstanding anything herein to the contrary, nothing herein shall be deemed to be a waiver of any default or Event of Default that arises from, or might arise from or pursuant to Section 4.19 or 6.1(k) of the Loan Agreement.

8. Except as expressly provided herein, the Loan Agreement and the Stock Warrant shall continue in full force and effect, and the amended terms and conditions of the Loan Agreement and the Stock Warrant are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or to create, nor shall it be construed as, a novation or an accord and satisfaction.

9. From and after the date hereof, references to the Loan Agreement shall be references to the Loan Agreement as amended hereby and references to the Stock Warrant shall be references to the Stock Warrant as amended hereby.

10. Borrower hereby affirms that no Event of Default (as defined in the Loan Agreement) has occurred and is continuing under the Loan Agreement as amended hereby.

11. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY AND CONSTRUED IN ACCORDANCE WITH GEORGIA LAW.

12. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document.

13. Lender hereby confirms that it has authority to enter into this First Amendment.


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by the duly authorized officers, as of the day and year first above written.

                                   BORROWER:

                                   HEALTHGATE DATA CORP.


                                   By: /s/ William S. Reece
                                       -----------------------------------------
                                       Name: William S. Reece
                                       Title: Chairman and President


                                   Attest: /s/ Stephen M. Kane
                                           -------------------------------------
                                           Name: Stephen M. Kane
                                           Title: Assistant Secretary

                                 [SIGNATURE PAGE
            FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND STOCK
                                PURCHASE WARRANT]

                                   LENDER:

                                   PETRA CAPITAL, LLC

                                   By: PETRA CAPITAL PARTNERS,
                                        LLC


                                       By: /s/ Michael W. Blackburn
                                           -------------------------------------
                                           Michael W. Blackburn
                                           Title: Member

                                 [SIGNATURE PAGE
            FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND STOCK
                                PURCHASE WARRANT]